HEALTHCARE COMPARE CORP. AND SUBSIDIARIES                            EXHIBIT 11
COMPUTATION OF PRIMARY EARNINGS PER COMMON SHARE
(UNAUDITED)
________________________________________________________________________________




                                                                         Three Months Ended September 30,
                                                                         --------------------------------
                                                                           1995                     1994
                                                                       ------------             ------------
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . .     $17,252,000               $13,390,000
                                                                        =========                ==========
Weighted average number of common shares
  outstanding:
    Shares outstanding from beginning of period   . . . . . . . .      34,253,000                33,892,000
    Other issuances of common stock   . . . . . . . . . . . . . .          96,000                    35,000
    Purchases of treasury stock   . . . . . . . . . . . . . . . .              --                   (16,000)

    Common Stock Equivalents:
    Additional equivalent shares issuable from
      assumed exercise of common stock options  . . . . . . . . .         708,000                   419,000
                                                                       ----------               -----------
Weighted average common and common share
  equivalents . . . . . . . . . . . . . . . . . . . . . . . . . .      35,057,000                34,330,000
                                                                      ===========             =============
Net income per common share . . . . . . . . . . . . . . . . . . .   $         .49            $          .39
                                                                     ============             =============



                                                                          Nine Months Ended September 30,
                                                                         ---------------------------------
                                                                           1995                     1994
                                                                       ------------             ------------
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . .      $48,482,000              $36,731,000
                                                                        ==========               ==========
Weighted average number of common shares
  outstanding:
    Shares outstanding from beginning of period   . . . . . . . .       34,034,000               35,033,000
    Other issuances of common stock   . . . . . . . . . . . . . .          261,000                  206,000
    Purchases of treasury stock   . . . . . . . . . . . . . . . .          (58,000)                (695,000)
    Common Stock Equivalents:
    Additional equivalent shares issuable from
      assumed exercise of common stock options  . . . . . . . . .          783,000                  490,000
                                                                       -----------              -----------
Weighted average common and common share
  equivalents . . . . . . . . . . . . . . . . . . . . . . . . . .       35,020,000               35,034,000
                                                                        ==========               ==========

Net income per common share . . . . . . . . . . . . . . . . . . .   $         1.38           $         1.05
                                                                     =============            =============

                                                                      EXHIBIT 11
HEALTHCARE COMPARE CORP. AND SUBSIDIARIES
COMPUTATION OF FULLY DILUTED EARNINGS PER COMMON SHARE
(UNAUDITED)
________________________________________________________________________________

                                                                         Three Months Ended September 30,
                                                                         --------------------------------
                                                                           1995                     1994
                                                                       ------------             ------------
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . .      $17,252,000              $13,390,000
                                                                        ==========               ==========

Weighted average number of common shares
  outstanding:
    Shares outstanding from beginning of period   . . . . . . . .       34,253,000               33,892,000
    Other issuances of common stock   . . . . . . . . . . . . . .           96,000                   35,000
    Purchases of treasury stock   . . . . . . . . . . . . . . . .               --                  (16,000)
    Common Stock Equivalents:
    Additional equivalent shares issuable from
      assumed exercise of common stock options  . . . . . . . . .          840,000                  698,000
                                                                        ----------               ----------


Weighted average common and common share
  equivalents . . . . . . . . . . . . . . . . . . . . . . . . . .       35,189,000               34,609,000
                                                                        ==========               ==========

Net income per common share . . . . . . . . . . . . . . . . . . .   $          .49           $          .39
                                                                        ==========               ==========




                                                                          Nine Months Ended September 30,
                                                                         ---------------------------------
                                                                           1995                     1994
                                                                       ------------             ------------
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . .      $48,482,000              $36,731,000
                                                                        ==========               ==========


Weighted average number of common shares
  outstanding:
    Shares outstanding from beginning of period   . . . . . . . .       34,034,000               35,033,000
    Other issuances of common stock   . . . . . . . . . . . . . .          261,000                  206,000
    Purchases of treasury stock   . . . . . . . . . . . . . . . .          (58,000)                (695,000)
    Common Stock Equivalents:
    Additional equivalent shares issuable from
      assumed exercise of common stock options  . . . . . . . . .          848,000                  610,000
                                                                        ----------               ----------


Weighted average common and common share
  equivalents . . . . . . . . . . . . . . . . . . . . . . . . . .       35,085,000               35,154,000
                                                                        ==========               ==========

Net income per common share . . . . . . . . . . . . . . . . . . .    $        1.38           $         1.05
                                                                        ==========               ==========





                                       17